Form N-SAR, Sub-Item 77C
Submission of matters to a vote of security holders



Nuveen California Performance Plus Municipal Fund, Inc.
33-31376, 811-05930

A special meeting of shareholders was held in the offices of Nuveen Investments on November 18, 2008, and was subsequently adjourned to January 13, 2009 and additionally adjourned to March 17, 2009; at this meeting the shareholders were asked to vote on the election of Board Members, the elimination of Fundamental
Investment Policies and the approval of new Fundamental
Investment Policies.

Voting results for the new Fundamental Investment
Policies are as follows:



   To approve the elimination
of the fundamental policies
relating to investments in
municipal securities and below
investment grade securities.
   Common and MuniPreferred
shares voting together as a class
     MuniPreferred shares voting
 together as a class
   For
               5,840,234
                       653
   Against
                  706,192
                       107
   Abstain
                  233,521
                           8
   Broker Non-Votes
               1,452,870
                    2,490
      Total
               8,232,817
                    3,258



To approve the new fundamental
policy relating to investments in
municipal securities.


   For
               5,900,319
                       670
   Against
                  650,523
                         90
   Abstain
                  229,105
                           8
   Broker Non-Votes
               1,452,870
                    2,490
      Total
               8,232,817
                    3,258



To approve the elimination of the
 fundamental policy relating to
commodities.


   For
               5,791,750
                       688
   Against
                  704,866
                         70
   Abstain
                  283,331
                         10
   Broker Non-Votes
               1,452,870
                    2,490
      Total
               8,232,817
                    3,258



To approve the new fundamental
 policy relating to commodities.


   For
               5,783,650
                       690
   Against
                  723,992
                         68
   Abstain
                  272,305
                         10
   Broker Non-Votes
               1,452,870
                    2,490
      Total
               8,232,817
                    3,258



To approve the elimination of the
 fundamental policies relating to
derivatives and short sales.


   For
               5,802,204
                       649
   Against
                  723,509
                       110
   Abstain
                  254,234
                           9
   Broker Non-Votes
               1,452,870
                    2,490
      Total
               8,232,817
                    3,258



To approve the elimination of the
 fundamental policies prohibiting
 investment in other investment companies.


   For
               5,773,156
                       646
   Against
                  754,386
                       113
   Abstain
                  252,405
                           9
   Broker Non-Votes
               1,452,870
                    2,490
      Total
               8,232,817
                    3,258

Proxy materials are herein incorporated by reference to the SEC filing on October 10, 2008, under Conformed Submission Type DEF 14A, accession number 0000950137-08-012581.